UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   March 31, 2009

DPL Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-9052	31-1163136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Woodman Drive, Dayton, Ohio		45432
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

On March 31, 2009, DPL Inc. (the “Company”) paid in full its $175 million 8.00% Senior Notes that became due on that date.

On April 15, 2009, the Company announced that it will release its earnings for the first quarter of 2009 on Wednesday, April 29, 2009, after the market closes.  On Thursday, April 30, 2009, at 9:00 A.M. Eastern Time, the Company will conduct a live webcast of its conference call with financial analysts.  Company executives will present an overview of the Company’s financial results, followed by a question and answer session.  The live webcast will be available on the Company’s website at www.dplinc.com.  Interested parties are encouraged to visit the site fifteen minutes prior to the start of the webcast in order to properly register.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01               Other Events.

On April 17, 2009, the Company announced that it was selected as one of Forbes’ “100 Most Trustworthy Companies.”  A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press Release of DPL Inc., dated April 15, 2009.

99.2	Press Release of DPL Inc., dated April 17, 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc.

Date: April 20, 2009
Douglas C. Taylor
	Name:	Douglas C. Taylor
	Title:	Senior Vice President, General
Counsel and Corporate Development

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

99.1	Press Release of DPL Inc., dated April 15, 2009.	E

99.2	Press Release of DPL Inc., dated April 17, 2009.	E